UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2026

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

British Columbia	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 24, 2026, and upon the recommendation of Planet 13 Holdings Inc.’s (the “Company”) Corporate Governance and Nominating Committee, the Company’s Board of Directors (the “Board”) unanimously appointed Nancy Saitta and Leilani Bradford to serve as directors of the Company, to fill two newly created seats on the Board.

The Board has determined that each of Mmes. Saitta and Bradford is independent under the applicable rules and has been appointed to the Audit Committee, Compensation Committee and the Corporate Governance and Nominating Committee of the Board. Mmes. Saitta and Bradford will receive compensation for service as a non-employee director consistent with the compensation arrangements applicable to the Company’s other non-employee directors.

There are no arrangements or understandings between each of Mmes. Saitta and Bradford and any other person pursuant to which she was elected as a director. There are also no transactions involving Mmes. Saitta and Bradford and the Company that are required to be reported under Item 404 (a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: April 30, 2026	By:	/s/ Robert Groesbeck
	Name:	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: April 30, 2026	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer